UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2012

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 4, 2012, MGM Resorts International, a Delaware corporation (the “Company”), promoted William J. Hornbuckle to President and Chief Marketing Officer of the Company. Mr. Hornbuckle will continue to report to James J. Murren, Chairman of the Board and Chief Executive Officer of the Company, who transitioned the President title to Mr. Hornbuckle in connection with his promotion. Mr. Hornbuckle, age 55, previously served as Chief Marketing Officer of the Company since August 2009. Prior to that, he served as President and Chief Operating Officer of Mandalay Bay Resort & Casino from April 2005 to August 2009, as President and Chief Operating Officer of the Company’s European division from July 2001 to April 2005 and as President and Chief Operating Officer of MGM Grand Las Vegas from October 1998 to July 2001. No changes were made to Mr. Hornbuckle’s existing employment agreement, which was filed with the Securities and Exchange Commission on November 7, 2011.

Item 9.01   Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated December 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 7, 2012

MGM Resorts International

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Vice President, Deputy General Counsel &
Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated December 4, 2012.